                                 EXHIBIT 99.3

ITEM 8.      SUPPLEMENTAL FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


                        Report of Independent Auditors

Board of Directors
Premier Bancshares, Inc.

We have audited the accompanying supplemental consolidated statement of condition of Premier Bancshares, Inc. and subsidiaries (formed as a result of the consolidation of Premier Bancshares, Inc., Lanier Bank and Trust Company, Button Gwinnett Financial Corporation and The Bank Holding Company) as of December 31, 1997, and the related supplemental consolidated statements of income, shareholders' equity and cash flows for the year then ended. The supplemental consolidated financial statements give retroactive effect to the mergers of Premier Bancshares, Inc. with Lanier Bank and Trust Company on June 9, 1998, Button Gwinnett Financial Corporation on July 1, 1998 and The Bank Holding Company on July 2, 1998, which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Premier Bancshares, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audit. We did not audit the financial statements of Lanier Bank and Trust Company, Button Gwinnett Financial Corporation and The Bank Holding Company, which statements reflect total assets constituting 34.6% for December 31, 1997 of the related supplemental consolidated financial statement totals, and which reflect net income constituting approximately 38.1% of the related supplemental consolidated totals for the year ended December 31, 1997. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Lanier Bank and Trust Company, Button Gwinnett Financial Corporation and The Bank Holding Company, is based solely on the reports of the other auditors. The supplemental consolidated financial statements of Premier Bancshares, Inc. and subsidiaries for the two years in the period ended December 31, 1996 were audited by other auditors whose report dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998,
expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the 1997 supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Premier Bancshares, Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, after giving retroactive effect to the mergers with Lanier Bank and Trust Company, Button Gwinnett Financial Corporation and The Bank Holding Company, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.



Atlanta, Georgia
February 5, 1998, except
   for Note 2, as to
   which the date is July
   2, 1998

                           Premier Bancshares, Inc.

               Supplemental Consolidated Statements of Condition
                            (Dollars in thousands)

                                                                                         DECEMBER 31
                                                                                 1997                  1996
                                                                         --------------------------------------------
ASSETS
Cash and due from banks                                                      $     50,049           $    42,417
Interest-bearing deposits with banks                                                6,977                 2,797
Federal funds sold and repurchase agreements                                       54,467                95,242
Investment securities available-for-sale                                          146,885               184,491
Investment securities held-to-maturity                                             46,003                32,467
Loans held for sale                                                                62,738                26,550

Loans, net of unearned income                                                     806,519               631,490
Allowance for credit losses                                                       (13,356)              (11,493)
                                                                         --------------------------------------------
Loans, net                                                                        793,163               619,997

Premises and equipment, net                                                        30,055                27,239
Goodwill and other intangibles                                                      5,001                 5,196
Other real estate owned                                                             1,237                 2,052
Other assets                                                                       17,758                14,050
                                                                         --------------------------------------------
Total assets                                                                   $1,214,333            $1,052,498
                                                                         ============================================

LIABILITIES, REDEEMABLE PREFERRED STOCK AND COMMON SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing demand                                                 $   170,864           $   141,791
   Interest-bearing demand                                                        187,414               192,647
   Savings and money market                                                       112,012                94,127
   Time, $100,000 and over                                                        146,865               134,007
   Other time                                                                     399,025               341,713
                                                                         --------------------------------------------
Total deposits                                                                  1,016,180               904,285

Federal funds purchased and securities sold under repurchase agreements            27,168                15,364
Federal Home Loan Bank advances                                                     2,875                 4,625
Guaranteed preferred beneficial interests in the Company's subordinated
   debentures (trust preferred securities)                                         28,750                     -
Other borrowings                                                                   12,197                19,060
Other liabilities                                                                  10,795                10,329
                                                                         --------------------------------------------
Total liabilities                                                               1,097,965               953,663

Redeemable preferred stock, par value $60, 2,000,000 shares authorized,
   40,770 shares issued and outstanding                                             2,446                 2,446

Common shareholders' equity:
   Common stock, $1 par value; 20,000,000 shares authorized(1); 24,915,045 issued and 24,545,340 outstanding at December 31, 1997; 19,700,958
     issued and 18,999,014 outstanding at December 31, 1996                        24,914                19,701
   Capital surplus                                                                 47,649                51,232
   Treasury stock, at cost 369,705 and 701,944 shares at
     December 31, 1997 and 1996, respectively                                      (1,186)               (2,755)
   Retained earnings                                                               41,877                28,361
   Unrealized gains on securities available-for-sale, net of tax                      668                  (150)
                                                                         --------------------------------------------
Total common shareholders' equity                                                 113,922                96,389
                                                                         ============================================
Total liabilities, redeemable preferred stock and common shareholders'
   equity                                                                      $1,214,333            $1,052,498
                                                                         ============================================

(1) On June 30, 1998, increased to 60,000,000.

See accompanying notes.

                           Premier Bancshares, Inc.

                Supplemental Consolidated Statements of Income
                 (Dollars in thousands, except per share data)

                                                                            YEAR ENDED DECEMBER 31
                                                                  1997               1996               1995
                                                           ----------------------------------------------------------
Interest income:
   Interest and fees on loans                                    $79,409             $63,458            $53,700
   Interest on investment securities:
     Taxable                                                      11,555              11,235             10,111
     Nontaxable                                                    1,433               1,530              1,227
   Interest on deposits in banks                                     200                 446                223
   Interest on Federal Funds sold and repurchase
     agreements                                                    3,260               3,781              3,283
                                                           ----------------------------------------------------------
Total interest income                                             95,857              80,450             68,544

Interest expense:
   Interest on deposits                                           39,603              33,977             28,246
   Interest on Federal Home Loan Bank advances                       680                 416                200
   Interest on short-term borrowings                               1,766               2,008              2,148
   Interest on long-term debt                                        733                 410                229
                                                           ----------------------------------------------------------
Total interest expense                                            42,782              36,811             30,823

Net interest income                                               53,075              43,639             37,721
Provision for credit losses                                        1,699                 425                108
                                                           ----------------------------------------------------------
Net interest income after provision for credit losses             51,376              43,214             37,613

Other income:
   Service charges on deposit accounts                             4,369               4,077              3,651
   Other service charges, commissions, and fees                    2,063               1,376                893
   Security transactions, net                                        (13)                164               (236)
   Mortgage banking activities                                    14,558               8,901              5,967
   Gain on sale of loans                                             888                 545                638
   Other operating income                                          2,131               1,739              1,784
                                                           ----------------------------------------------------------
Total other income                                                23,996              16,802             12,697

Other expenses:
   Salaries and employee benefits                                 28,360              24,035             19,266
   Net occupancy and equipment                                     6,351               5,280              4,091
   Merger expenses                                                 1,264                 499                  -
   Stationery and supplies                                           762                 725                535
   Other operating expenses                                       11,190              10,778             10,511
                                                           ----------------------------------------------------------
Total other expenses                                              47,927              41,317             34,403
                                                           ----------------------------------------------------------

Income before income taxes                                        27,445              18,699             15,907
Income tax expense                                                 9,368               5,618              5,079
                                                           ==========================================================
Net income                                                       $18,077             $13,081            $10,828
                                                           ==========================================================

Net income per share of common stock (1)                         $   .74             $   .53            $   .44
                                                           ==========================================================
Net income per share of common stock, diluted (1)                $   .72             $   .52            $   .44
                                                           ==========================================================

(1) After giving effect to stock splits payable to shareholders of record on January 23, 1998 and March 6, 1997.

See accompanying notes.

                           Premier Bancshares, Inc.

         Supplemental Consolidated Statements of Shareholders' Equity
                 Years ended December 31, 1997, 1996 and 1995
                            (Dollars in thousands)

                                                                                                               UNREALIZED
                                                                                                             GAINS (LOSSES)
                                                                                                              ON SECURITIES
                                                        COMMON STOCK             CAPITAL       RETAINED      AVAILABLE-FOR-
                                                    SHARES       PAR VALUE       SURPLUS       EARNINGS      SALE, NET OF TAX
                                                 -----------------------------------------------------------------------------
Balance, January 1, 1995                          17,383,176     $  86,915       $(20,296)       $12,194          $(3,074)
   Net income                                              -             -              -         10,828                -
   Stock issued                                      284,773         1,424          1,698              -                -
   Stock options exercised                               389             1              -              -                -
   Stock dividend                                    134,244           671            735         (1,409)               -
   Cash paid to dissenting shareholders               (7,650)          (38)          (230)             -                -
   Cash dividends declared ($0.06 per share)               -             -              -         (1,579)               -
   Preferred stock dividends                               -             -              -           (196)               -
   Purchase of treasury stock                              -             -              -              -                -
   Net change in unrealized gains on
     securities available-for-sale, net of tax             -             -              -              -            3,701
                                                 ------------- -------------- -------------- -------------- ------------------
Balance, December 31, 1995                        17,794,932        88,973        (18,093)        19,838              627
   Net income                                              -             -              -         13,081                -
   Recapitalization                                        -       (71,178)        71,178              -                -
   Stock options exercised                            10,057            10             43              -                -
   Cash dividends declared ($0.18 per share)               -             -              -         (4,362)               -
   Preferred stock dividends                               -             -              -           (196)               -
   Purchase of treasury stock                              -             -              -              -                -
   Net change in unrealized gains on
     securities available-for-sale, net of tax             -             -              -              -             (777)
   Stock split                                     1,895,969         1,896         (1,896)             -                -
                                                 -----------------------------------------------------------------------------
Balance, December 31, 1996                        19,700,958        19,701         51,232         28,361             (150)

                                                                                             TOTAL
                                                              TREASURY STOCK             SHAREHOLDERS'
                                                          SHARES          PAR VALUE          EQUITY
                                                      -------------------------------------------------
Balance, January 1, 1995                                   321,787       $     (741)        $   74,998
   Net income                                                    -                -             10,828
   Stock issued                                                  -                -              3,122
   Stock options exercised                                       -                -                  1
   Stock dividend                                                -                -                 (3)
   Cash paid to dissenting shareholders                          -                -               (268)
   Cash dividends declared ($0.06 per share)                     -                -             (1,579)
   Preferred stock dividends                                     -                -               (196)
   Purchase of treasury stock                              301,074           (1,371)            (1,371)
   Net change in unrealized gains on
     securities available-for-sale, net of tax                   -                -              3,701
                                                      -------------------------------------------------
Balance, December 31, 1995                                 622,861           (2,112)            89,233
   Net income                                                    -                -             13,081
   Recapitalization                                              -                -                  -
   Stock options exercised                                       -                -                 53
   Cash dividends declared ($0.18 per share)                     -                -             (4,362)
   Preferred stock dividends                                     -                -               (196)
   Purchase of treasury stock                               79,083             (643)              (643)
   Net change in unrealized gains on
     securities available-for-sale, net of tax                   -                -               (777)
   Stock split                                                   -                -                  -
                                                      ---------------- ---------------- ---------------
Balance, December 31, 1996                                 701,944           (2,755)            96,389

                           Premier Bancshares, Inc.
   Supplemental Consolidated Statements of Shareholders' Equity (Continued)
                 Years ended December 31, 1997, 1996 and 1995
                            (Dollars in thousands)

                                                                                                               UNREALIZED
                                                                                                             GAINS (LOSSES)
                                                                                                              ON SECURITIES
                                                        COMMON STOCK             CAPITAL       RETAINED      AVAILABLE-FOR-
                                                    SHARES       PAR VALUE       SURPLUS       EARNINGS      SALE, NET OF TAX
                                                 ------------- -------------- -------------- -------------- ------------------
Net income                                                  -            -             -          18,077                -
Cash dividends declared ($0.15 per share)                   -            -             -          (3,733)               -
Preferred stock dividends                                   -            -             -            (196)               -
Shares issued in business combination                 114,598          114         1,719               -                -
Stock options exercised                                87,741           88           403               -                -
Treasury stock purchased                                    -            -             -               -                -
Treasury stock retired                               (136,094)        (136)       (1,190)              -                -
Net change in unrealized gains on securities
   available-for-sale, net of tax                           -            -             -               -              818
Stock split                                         5,147,842        5,147        (4,515)           (632)               -
                                                 ------------- -------------- -------------- -------------- ------------------
Balance, December 31, 1997                         24,915,045      $24,914       $47,649         $41,877         $    668
                                                 ============= ============== ============== ============== ==================
                                                                                       TOTAL
                                                         TREASURY STOCK            SHAREHOLDERS'
                                                    SHARES          PAR VALUE          EQUITY
                                                ---------------- ---------------- -----------------
Net income                                                 -              -             18,077
Cash dividends declared ($0.15 per share)                  -              -             (3,733)
Preferred stock dividends                                  -              -               (196)
Shares issued in business combination                      -              -              1,833
Stock options exercised                             (384,421)         1,385              1,876
Treasury stock purchased                             188,276         (1,142)            (1,142)
Treasury stock retired                              (136,094)         1,326                  -
Net change in unrealized gains on securities
   available-for-sale, net of tax                          -              -                818
Stock split                                                -              -                  -
                                                ---------------- ---------------- -----------------
Balance, December 31, 1997                           369,705        $(1,186)          $113,922
                                                ================ ================ =================

See accompanying notes.

                           Premier Bancshares, Inc.

              Supplemental Consolidated Statements of Cash Flows

                            (Dollars in thousands)

                                                                           YEAR ENDED DECEMBER 31
                                                                1997                1996               1995
                                                         ----------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                   $    18,077         $   13,081         $   10,828
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation                                                  2,664              2,018              1,674
     Amortization of intangibles                                     423                384                357
     Provision for credit losses                                   1,699                425                108
     Deferred income taxes                                        (2,080)              (465)               192
     Net (increase) decrease in loans held for sale              (28,168)               923            (12,796)
     Net realized losses (gains) on securities
       available-for-sale                                             13               (164)               236
     Gain on sale of subsidiary                                     (757)                 -                  -
     Gain on sale of thrift charter                                 (297)                 -                  -
     Increase in interest receivable                              (1,798)              (695)            (1,128)
     Increase in interest payable                                  1,232                730                994
     Other                                                           327             (3,441)             1,863
                                                         ----------------------------------------------------------
Net cash (used in) provided by operating activities               (8,665)            12,796              2,328

INVESTING ACTIVITIES
Purchases of securities available-for-sale                       (47,127)           (91,074)           (54,667)
Proceeds from sales of securities available-for-sale              27,950             21,520             16,558
Proceeds from maturities of securities                            58,674             58,653             16,899
   available-for-sale
Purchases of securities held-to-maturity                         (23,184)           (16,500)           (30,057)
Proceeds from sales of securities held-to-maturity                     -                  -              4,561
Proceeds from maturities of securities held-to-maturity            9,648             10,407             27,472
Net decrease (increase) in federal funds sold                     40,775            (39,825)            (7,704)
Net (increase) decrease in interest-bearing deposits in
   banks                                                          (4,180)             9,951            (11,241)
Net increase in loans                                           (178,568)          (112,244)           (51,448)
Purchase of premises and equipment                                (4,835)            (7,281)              (688)
Proceeds from sales of OREO                                        1,039              1,013                977
Investment in subsidiary, net of cash acquired                       694                  -             (5,217)
Proceeds from sale of subsidiary                                     800                  -                  -
                                                         ----------------------------------------------------------
Net cash used in investing activities                           (118,314)          (165,380)           (94,555)

                           Premier Bancshares, Inc.

                                                                           YEAR ENDED DECEMBER 31
                                                                1997                1996               1995
                                                         ----------------------------------------------------------
Financing activities
Net increase in deposits                                         111,895            165,253            102,966
Net increase (decrease) in repurchase agreements                  11,804              8,206             (5,566)
Net (decrease) increase in other borrowings                      (11,575)            (2,214)             2,809
Net decrease in Federal Home Loan Bank advances                   (1,750)            (6,500)            (2,060)
Dividends paid                                                    (5,247)            (3,240)            (1,775)
Payments to dissenting shareholders                                    -                  -               (268)
Proceeds from exercise of stock options                            1,876                 53                  1
Proceeds from issuance of guaranteed preferred
   beneficial interests in the Company's subordinated
   debentures                                                     28,750                  -                  -
Purchase of treasury stock                                        (1,142)              (643)            (1,371)
Proceeds from issuance of common stock                                 -                  -              3,122
                                                         ----------------------------------------------------------
Net cash provided by financing activities                        134,611            160,915             97,858

Net increase in cash and due from banks                            7,632              8,331              5,631
Cash and due from banks at beginning of year                      42,417             34,086             28,455
                                                         ==========================================================
Cash and due from banks at end of year                       $    50,049         $   42,417         $   34,086
                                                         ==========================================================

SUPPLEMENTAL DISCLOSURES
Cash paid for:
   Interest                                                  $    41,551         $   36,034         $   29,890
                                                         ==========================================================
   Income taxes                                              $     8,882         $    6,196         $    4,960
                                                         ==========================================================
Principal balances of loans transferred to other real
   estate                                                    $     1,067         $    1,903         $    1,865
                                                         ==========================================================

BUSINESS COMBINATIONS
Net cash and due from banks acquired                         $       694         $        -         $      678
                                                         ==========================================================

Securities available-for-sale                                          -                  -              1,564
Loans held for sale                                                8,020                  -              7,829
Loans                                                                  -                  -             37,518
Premises and equipment                                               413                  -              1,402
Other assets                                                         741                  -              1,241
Goodwill                                                             367                  -              2,548
Deposits                                                               -                  -            (31,031)
Advances from Federal Home Loan Bank                                   -                  -            (13,185)
Subordinated debentures                                                -                  -             (1,974)
Other liabilities                                                 (8,402)                 -               (695)
                                                         ----------------------------------------------------------
Net assets acquired, net of cash and due from banks          $     1,139         $        -         $    5,217
                                                         ==========================================================

See accompanying notes.

                           Premier Bancshares, Inc.

            Notes to Supplemental Consolidated Financial Statements

                               December 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Premier Bancshares, Inc., (the "Company") is a bank and thrift holding company whose business is conducted by its wholly owned subsidiaries, Premier Bank, Central and Southern Bank of Georgia, Central and Southern Bank of North Georgia, Citizens Bank of Gwinnett, and Premier Lending Corporation. In January 1997, the Company changed its name from First Alliance/Premier Bancshares, Inc. to Premier Bancshares, Inc.

As more fully discussed in Note 2, the Company merged with Lanier Bank and Trust Company, Button Gwinnett Financial Corporation and The Bank Holding Company on June 9, 1998, July 1, 1998 and July 2, 1998, respectively, in business combinations accounted for as poolings of interests. The supplemental consolidated financial statements present financial information restated for all periods presented.

Premier Bank ("Premier") is a commercial bank with operations in Atlanta, Marietta, Acworth, and Kennesaw, Georgia. Premier provides a full range of banking services to individual and corporate customers in metropolitan Atlanta, Georgia. Premier was formed by the combination of First Alliance Bank and Premier Bank during mid 1997. First Alliance was a commercial bank with operations in Marietta and Kennesaw, Georgia. Premier Bank was acquired by the Company during 1995 in a business combination accounted for as a purchase. Premier Bank was a federally chartered thrift located in Acworth, Georgia.

Central and Southern Bank of Georgia ("Milledgeville") and Central and Southern Bank of North Georgia, FSB ("North Georgia") were acquired by the Company on June 23, 1997 in a business combination accounted for as a pooling of interests. They provide a full range of banking services to individuals and corporate customers in their primary market areas of central and north Georgia, respectively.

Citizens Bank of Gwinnett ("Citizens") was acquired on December 12, 1997 and is a commercial bank that serves Gwinnett, Fulton, and Forsyth counties and provides traditional banking services to customers in those and surrounding counties.

The Bank of Gwinnett County ("Gwinnett County") is a commercial bank that provides a full range of banking services in Gwinnett County.

The Bank of Spalding County ("Spalding County") and First Community Bank of Henry County ("Henry County") are commercial banks that provide a full range of banking services in their respective primary market areas of Spalding and Henry counties.

Lanier Bank and Trust Company ("Lanier") provides a full range of banking and bank-related services to individual and corporate customers in Forsyth County and the surrounding areas.

Premier Lending Corporation originates, processes, funds and sells residential mortgage loans, construction loans and commercial finance loans primarily in the metropolitan Atlanta area. The majority of the mortgage loans are sold to independent third party investors with servicing released. A significant portion of the construction and commercial finance loans are participated to affiliated and non-affiliated financial institutions.

BASIS OF PRESENTATION

The supplemental consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

These supplemental consolidated financial statements give retroactive effect to the mergers of Premier Bancshares, Inc. with Lanier Bank and Trust Company on June 9, 1998, Button Gwinnett Financial Corporation on July 1, 1998 and The Bank Holding Company on July 2, 1998, which have been accounted for using the pooling of interests method as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Premier Bancshares, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the supplemental financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. The most significant estimates relate to the determination of the adequacy of the allowance for credit losses.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year financial statements to conform to current presentation.

CASH AND DUE FROM BANKS

Cash on hand, cash items in process of collection and amounts due from banks are included in cash and due from banks.

INVESTMENT SECURITIES

Investment securities are classified based on management's intention on the date of purchase. Such classification is reevaluated at the date of each statement of condition. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included as a component of shareholders' equity, net of tax.

Interest and dividends on investment securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS HELD FOR SALE

Loans held for sale include primarily mortgage loans which are carried at the lower of aggregate cost or estimated market value. The determination of market value includes consideration of outstanding commitments from investors, related origination fees and costs, and commitment fees paid. Gains and losses on the sale of loans are recognized at settlement date and are determined by the difference between the selling price and the carrying value of the loans sold. The Company sells mortgage loans on a servicing released basis.

LOANS

Loans are carried at their principal amounts outstanding less unearned income, net of deferred loan fees and costs and the allowance for credit losses. Interest income on loans is credited to income based on the principal amount outstanding and is accrued as earned.

Loan origination fees and certain direct costs incurred in originating loans are deferred and recognized as income over the life of the loan.

The allowance for credit losses is maintained at a level that management believes to be adequate to absorb losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income on such loans is subsequently recognized only to the extent cash payments are received, the full recovery of principal is anticipated, or after full principal has been recovered when collection of principal is in question.

Management considers a loan as impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the original terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for credit losses. Changes to the valuation allowance are recorded as a component of the provision for credit losses. The Company has not separately evaluated smaller-balance homogeneous loans such as consumer and smaller balance commercial loans as they are collectively evaluated for impairment.

GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles are being amortized principally on the straight-line method over periods of from 5 to 15 years. Accumulated amortization was $1,792,000 and $1,369,000 at December 31, 1997 and 1996,
respectively. Amortization expense totaled $423,000, $384,000 and $357,000 for 1997, 1996 and 1995, respectively.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED

Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for credit losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other income or expense.

INCOME TAXES

Income tax expense consists of current and deferred taxes. The current income tax provision approximates taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

The Company and its subsidiaries file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

INCOME PER COMMON SHARE

Effective December 15, 1997, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement No. 128, "Earnings per Share" ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods presented have been restated to conform to the requirements of Statement 128.

Earnings per share for periods prior to 1997 have been restated to reflect the effect of business combinations accounted for as poolings of interests and stock splits. Net income per common share and net income per common share, diluted, have been adjusted $0.04 and $0.09 in 1996 and 1995, respectively, for business combinations accounted for as poolings of interests and $(0.17) and $(0.13) in 1996 and 1995, respectively, for stock splits.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                        YEAR ENDED DECEMBER 31
                                                               1997              1996              1995
                                                         -----------------------------------------------------
                                                                (In thousands, except per share data)
NUMERATOR:
   Net income                                                 $18,077           $13,081           $10,828
   Less: preferred stock dividends                               (196)             (196)             (196)
                                                         =====================================================
   Net income attributable to common shareholders             $17,881           $12,885           $10,632
                                                         =====================================================

DENOMINATOR:
   Denominator for basic earnings per share - weighted
     average shares                                            24,135            24,096            23,940
   Effect of dilutive securities - stock options                  772               651               440
                                                         =====================================================
   Denominator for diluted earnings per share -
     adjusted weighted average shares and assumed
     conversions                                               24,907            24,747            24,380
                                                         =====================================================

   Net income per share of common stock (1)                  $    .74           $   .53           $   .44
                                                         -----------------------------------------------------
   Net income per share of common stock, assuming
     dilution (1)                                            $    .72           $   .52           $   .44
                                                         =====================================================

(1) After giving effect to stock splits payable to shareholders of record on January 23, 1998 and March 6, 1997.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Statement 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company will adopt the provisions of Statement 130 beginning in 1998. Adoption of Statement 130 by the Company is not expected to have a material impact on the Company's consolidated financial position or consolidated results of operations.

In June 1997, the FASB issued Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("Statement 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. The Company will adopt the provisions of Statement 131 beginning in 1998. The adoption is not expected to have a material impact on the Company's consolidated financial position or consolidated results of operations.

2. BUSINESS COMBINATIONS

On July 2, 1998, the Company completed a business combination with The Bank Holding Company ("BHC") by exchanging 2,170,447 shares of the Company's common stock for all of the outstanding common stock of BHC and 40,770 shares of the Company's preferred stock for all of the outstanding preferred stock of BHC. The combination was accounted for as a pooling of interests and, accordingly, all prior period supplemental consolidated financial statements have been restated to include the results of BHC.

On July 1, 1998, the Company completed a business combination with Button Gwinnett Financial Corporation ("Button") by exchanging 5,571,778 shares of the Company's common stock for all of the outstanding common stock of Button. The combination was accounted for as a pooling of interests and, accordingly, all prior period supplemental consolidated financial statements have been restated to include the results of Button.

On June 9, 1998, the Company completed a business combination with Lanier Bank and Trust Company ("Lanier") by exchanging 1,702,748 shares of the Company's common stock for all of the outstanding common stock of Lanier. The combination was accounted for as a pooling of interests and, accordingly, all prior period supplemental consolidated financial statements have been restated to include the results of Lanier.

On December 12, 1997, the Company completed a business combination with Citizens Gwinnett Bancshares, Inc. ("Citizens") by exchanging 2,066,834 shares of the Company's common stock for all of the outstanding common stock of Citizens. The combination was accounted for as a pooling of interests and, accordingly, the current period financial statements reflect the combination as if it took place on January 1, 1997, and all prior period supplemental consolidated financial statements have been restated to include the results of Citizens.

On June 23, 1997, the Company completed a business combination with Central and Southern Holding Company ("Central and Southern") by exchanging 3,653,523 shares of the Company's common stock for all of the outstanding common stock of Central and Southern. The combination was accounted for as a pooling of interests and, accordingly, the current period financial statements reflect the combination as if it took place on January 1, 1997, and all prior period supplemental consolidated financial statements have been restated to include the results of Central and Southern.

On August 31, 1996, First Alliance Bancorp, Inc. ("First Alliance") completed a business combination with the Company by exchanging 746,530 shares of its common stock for all the outstanding common stock of the Company. Subsequent to the business combination, the combined holding company changed its name to Premier Bancshares, Inc. The combination was accounted for as a pooling of interests and, accordingly, all prior period supplemental consolidated financial statements have been restated to include the results of the former Premier Bancshares, Inc.

The following table illustrates the Company's net interest income and net income on a consolidated basis for periods prior to the business combinations discussed above:

                                                          1997                1996                 1995
                                                   ------------------- -------------------- -------------------
                                                                      (dollars in thousands)
Net interest income:
   Premier Bancshares, Inc., exclusive of pre-
    acquisition amounts                                  $20,498           $   9,765            $   7,463
   BHC                                                     6,146               5,490                5,078
   Button                                                 10,982               9,482                8,729
   Lanier                                                  2,954               2,739                2,782
   Citizens (1)                                            7,796               5,914                4,219
   Central and Southern (2)                                4,699               8,280                7,893
   former Premier Bancshares, Inc. (3)                         -               1,969                1,557
                                                         =======           =========            =========
Total                                                    $53,075           $  43,639            $  37,721
                                                         =======           =========            =========

Net income:
   Premier Bancshares, Inc. exclusive of pre-
    acquisition amounts                                  $ 7,744           $   2,425            $   1,850
   BHC                                                     1,219               1,442                1,275
   Button                                                  4,864               3,845                3,298
   Lanier                                                    800                 789                  702
   Citizens (1)                                            1,935               1,511                1,005
   Central and Southern (2)                                1,515               2,954                2,559
   former Premier Bancshares, Inc. (3)                         -                 115                  139
                                                         =======           =========            =========
Total                                                    $18,077           $  13,081            $  10,828
                                                         =======           =========            =========

(1) 1997 amounts reflect the results of operations from January 1, 1997 through the effective merger date of December 12, 1997. Results of operations for the period from December 13, 1997 through December 31, 1997 are included in Premier Bancshares, Inc. amounts.

(2) 1997 amounts reflect the results of operations from January 1, 1997 through the effective merger date of June 23, 1997. Results of operations for the period from June 24, 1997 through December 31, 1997 are included in Premier Bancshares, Inc. amounts.

(3) 1996 amounts reflect the results of operations from January 1, 1996 through the effective merger date of August 31, 1996. Results of operations for the period from September 1, 1996 through December 31, 1996 are included in Premier Bancshares, Inc. amounts.

Effective October 17, 1997, the Company acquired Traditional Mortgage Corporation ("Traditional") for 114,598 shares of the Company's common stock at a fair market value of $1,833,000. Traditional originates residential mortgage loans primarily for sale to independent third party investors. Traditional was merged with Premier Lending Corporation. The acquisition was accounted for as a purchase and the results of operations for Traditional from the date of acquisition are included in the consolidated financial statements. The purchase price was allocated to the acquired assets and liabilities based on the fair value of those assets and liabilities as determined by the Company as set forth below (in thousands):

          Cash received                           $    694
          Loans held for sale                        8,020
          Premises and equipment                       413
          Other assets                                 741
          Goodwill                                     367
          Other liabilities                         (8,402)
                                                  =========
          Purchase price                          $  1,833
                                                  =========

The excess of the total acquisition cost over the fair value of the assets and liabilities acquired is being amortized on a straight-line basis over a period of fifteen years.

The following unaudited pro forma results of operations give effect to the operations of Traditional as if the acquisition had occurred as of the beginning of the periods presented. The pro forma results of operations do not purport to represent what the Company's results of operations would have been had the acquisition in fact occurred at the beginning of the years presented or to project the Company's results of operations in any future period.

                                                                       YEAR ENDED DECEMBER 31
                                                                     1997                  1996
                                                            ---------------------------------------------
                                                            (dollars in thousands, except per share data)
     Revenue                                                       $126,346              $105,544
     Net income                                                      18,342                13,130
     Net income per share of common stock, as restated
       for stock splits
         Basic                                                          .75                   .54
         Diluted                                                        .73                   .53

On May 1, 1995, Premier Bancshares, Inc. acquired all of the outstanding stock of Allotoona Federal Savings Bank for $5,496,458, including expenses related to the merger totaling $339,973. The purchase price was funded through the sale of preferred stock and a loan obtained from a third party financial institution in the amount of $3 million. The excess of the total acquisition cost over the fair value of the net assets acquired of $2,779,772 is being amortized over a period of fifteen years. The acquisition was accounted for as a purchase and the results of operations of Allotoona Federal Savings Bank since the date of acquisition are included in the consolidated financial statements.

On January 31, 1995, First Alliance acquired Interim Alliance Corporation (d/b/a Alliance Finance) in exchange for 80% of the outstanding common stock owned personally by the President of First Alliance. The price paid for the stock was $28,000, which represents $25,000 for the initial capitalization of the Company plus $3,000 of incidental expenses. The acquisition was accounted for as a purchase. On June 30, 1997, the Company disposed of Alliance Finance and recognized a gain on the disposition of $757,000.

3. INVESTMENT SECURITIES

The amortized cost and fair value of investment securities are summarized as follows:

                                                              GROSS           GROSS
                                          AMORTIZED        UNREALIZED       UNREALIZED          FAIR
                                             COST             GAINS           LOSSES           VALUE
                                         ------------      -------------- ---------------   ---------------
                                                              (dollars in thousands)
  SECURITIES AVAILABLE FOR SALE
  December 31, 1997:
   U.S. Treasury and Government and
     agency securities                      $ 73,505         $  380           $ (157)       $   73,728
   State and municipal securities             20,852            967               (2)           21,817
   Mortgage backed securities                 47,060            354             (329)           47,085
   Equity securities                           4,341              -              (86)            4,255
                                            ========         ======           =======       ==========
                                            $145,758         $1,701           $ (574)       $  146,885
                                            ========         ======           =======       ==========

                                                              GROSS           GROSS
                                           AMORTIZED       UNREALIZED       UNREALIZED          FAIR
                                              COST            GAINS           LOSSES           VALUE
                                         -----------       ----------       ----------      ---------
                                                              (dollars in thousands)
  SECURITIES HELD TO MATURITY

  December 31, 1997:
   U.S. Treasury and Government and
     agency securities                      $ 32,779         $   90            $ (29)         $ 32,840
   State and municipal securities              5,685             75               (1)            5,759
   Mortgage backed securities                  7,539             17               (8)            7,548
                                            ========         ======            ======         ========
                                            $ 46,003         $  182            $ (38)         $ 46,147
                                            ========         ======            ======         ========

                                                              GROSS           GROSS
                                           AMORTIZED       UNREALIZED       UNREALIZED          FAIR
                                             COST             GAINS           LOSSES           VALUE
                                        ---------------- ---------------- --------------- -----------------
                                                              (dollars in thousands)
  SECURITIES AVAILABLE FOR SALE
  December 31, 1996:
   U.S. Treasury and Government and
     agency securities                    $   99,828       $    152           $  (600)      $   99,380
   State and municipal securities             23,457            718               (56)          24,119
   Mortgage backed securities                 58,359            325              (766)          57,918
   Equity securities                           3,129              -               (55)           3,074
                                        ================ ================ =============== =================
                                            $184,773         $1,195           $(1,477)        $184,491
                                        ================ ================ =============== =================

                                                              GROSS           GROSS
                                          AMORTIZED        UNREALIZED       UNREALIZED         FAIR
                                             COST             GAINS           LOSSES           VALUE
                                        ---------------- ---------------- --------------- -----------------
                                                              (dollars in thousands)
  SECURITIES HELD TO MATURITY
  December 31, 1996:
   U.S. Treasury and U.S. Government
     and agency securities
                                             $28,300         $   67           $   (75)      $   28,292
   State and municipal securities              4,167             72                (4)           4,235
                                        ================ ================ =============== =================
                                             $32,467         $  139           $   (79)      $   32,527
                                        ================ ================ =============== =================

The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following summary.

                                                                            SECURITIES
                                                          ---------------------------------------
                                                                 AMORTIZED             FAIR
                                                                   COST               VALUE
                                                         ----------------------------------------
                                                                 (dollars in thousands)
          SECURITIES AVAILABLE FOR SALE
          Due in one year or less                               $    4,847         $    4,819
          Due from one year to five years                           47,984             48,202
          Due from five to ten years                                29,590             30,042
          Due after ten years                                       12,272             12,826
          Mortgage-backed securities                                46,724             46,742
          Equity securities                                          4,341              4,254
                                                         ========================================
                                                                $  145,758         $  146,885
                                                         ========================================

                                                                       SECURITIES
                                                         ----------------------------------------
                                                                 AMORTIZED             FAIR
                                                                   COST               VALUE
                                                         ----------------------------------------
                                                                 (dollars in thousands)
          SECURITIES HELD TO MATURITY
          Due in one year or less                               $   10,042         $   10,041
          Due from one year to five years                           25,869             25,982
          Due from five to ten years                                   403                425
          Due after ten years                                        2,150              2,150
          Mortgage-backed securities                                 7,539              7,549
                                                         ========================================
                                                                $   46,003         $   46,147
                                                         ========================================

Securities with a carrying value of approximately $84,560,000 and $77,486,0 00 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

Gains and losses on sales of securities consist of the following:

                                     HELD TO MATURITY                  AVAILABLE FOR SALE
                                  -----------------------    ------------- ------------ -----------
                                           1995                  1997         1996         1995
                                  -----------------------    ------------- ------------ -----------
                                  (dollars in thousands)             (dollars in thousands)
     Gross gains                            $  1                $ 17           $232        $  138
     Gross losses                            (31)                (30)           (68)         (344)
                                  ========================   ==========     =========     =========
     Net realized gains (losses)            $(30)               $(13)          $164         $(206)
                                  =======================    ==========    ==========     =========

The related income tax expense (benefit) on sales of securities is $(4,000), $56,000, and $(80,000) for 1997, 1996, and 1995, respectively.

In late 1995, the FASB issued an implementation guide relating to Statement No.
115. Included in this guide was a one-time opportunity to reallocate investments between categories without calling into question the validity of the classifications. Accordingly, in December 1995, the Company transferred a portion of its held-to-maturity portfolio to available-for-sale. The transfer resulted in a net unrealized gain of $539,000, net of tax of $212,000, which is included in shareholders' equity.

4. LOANS

The composition of loans is summarized as follows:

                                                                                DECEMBER 31
                                                                      1997                   1996
                                                            ---------------------------------------------
                                                                      (dollars in thousands)
          Commercial                                                 $196,319              $181,437
          Real estate-construction                                    203,458               185,202
          Real estate-mortgage                                        409,874               230,385
          Consumer                                                     59,591                61,906
          Other                                                         1,422                    82
          Less: loans held for sale                                   (62,738)              (26,550)
                                                            ---------------------------------------------
                                                                      807,926               632,462
          Less unearned income                                         (2,678)                 (994)
          Net deferred loan (fees) costs                                1,271                    22
          Less allowance for credit losses                            (13,356)              (11,493)
                                                            =============================================
          Loans, net                                                 $793,163              $619,997
                                                            =============================================

The Company had loan participations sold in the amount of $42,328,000 and $73,802,000 at December 31, 1997 and 1996, respectively.

Changes in the allowance for credit losses for the years ended December 31, 1997, 1996 and 1995 were as follows:


                                                1997                   1996                  1995
                                            -----------------------------------------------------------
                                                             (dollars in thousands)
     Balance, beginning of year                 $11,493                 $10,328            $  9,560
        Allowance acquired (disposed)
          in acquisitions and disposals             (74)                      -                 294
        Provision for credit losses               1,699                     425                 108
        Loans charged off                          (986)                   (902)             (2,143)
        Recoveries                                1,224                   1,642               2,509
                                            -----------------------------------------------------------
     Balance, end of year                       $13,356                 $11,493             $10,328
                                            ===========================================================

Loans in nonaccrual status at December 31, 1997 and 1996 totaled $3,459,000 and $2,023,000, respectively. The total recorded investment in impaired loans was $3,568,000 and $1,977,000 at December 31, 1997 and 1996, respectively. These loans had a specific allowance for credit losses of $45,000 at December 31, 1997 and 1996. The average recorded investment in impaired loans for 1997, 1996 and 1995 was $1,897,000, $1,923,000 and $2,552,000, respectively. Interest income on impaired loans of $36,000, $125,000 and $34,000 was recognized for cash payments received for the years ended 1997, 1996 and 1995, respectively. Interest income lost on impaired loans during 1997, 1996, and 1995 was $162,000, $223,000, and $139,000, respectively.

The Company has granted loans to certain related parties including directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 are as follows in thousands:

          Balance, beginning of year                         $   21,234
          Advances                                                9,722
          Repayments                                            (12,596)
                                                          -----------------
          Balance, end of year                               $   18,360
                                                          =================

5. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                                 DECEMBER 31
                                                         1997                  1996
                                                 ---------------------------------------------
                                                           (dollars in thousands)
     Land                                               $    7,708            $    6,626
     Buildings and improvements                             20,412                19,097
     Furniture and equipment                                18,815                15,095
                                                 ---------------------------------------------
                                                            46,935                40,818
     Accumulated depreciation                              (16,880)              (13,579)
                                                 ---------------------------------------------
     Premises and equipment, net                        $   30,055            $   27,239
                                                 =============================================

6. DEPOSITS

Time deposits over $100,000 as of December 31, 1997 and 1996 were $146,865,000 and $134,007,000, respectively. Related interest expense was $8,062,000, $6,378,000, and $6,243,000 for the years ended 1997, 1996, and 1995, respectively. Included in demand and savings and money market deposits were NOW accounts totaling $117,444,000, $100,679,000 and $76,731,000 at December 31,
1997, 1996 and 1995, respectively. Time deposits of $427,976,000, $54,222,000,
$26,042,000, $18,755,000 and $18,895,000 mature in 1998, 1999, 2000, 2001 and
2002, respectively.

7. BORROWINGS

The Company's borrowings are summarized as follows:

                                                                         DECEMBER 31
                                                                1997                     1996
                                                      -------------------------------------------------
                                                                   (dollars in thousands)
     Federal funds purchased and securities sold
        under repurchase agreements                             $27,168                   $15,364
     FHLB advances                                                2,875                     4,625
     Other borrowings                                            12,197                    19,060
                                                      -------------------------------------------------
     Total borrowings                                           $42,240                   $39,049
                                                      =================================================

As of December 31, 1997, the Company had entered into four repurchase agreements totaling $27,168,000. Interest is payable monthly at 4.00% to 4.64%. The Company has pledged various U.S. Government and agency securities as collateral.

Advances from the Federal Home Loan Bank totaled $2,875,000 at December 31, 1997. The advances have maturity dates ranging from January 2, 1998 through August 1, 2001. Interest is payable monthly at rates ranging from 5.91% to 8.41%. Advances are collateralized by a blanket floating lien on qualifying first mortgages and pledges of certain securities and the Company's Federal Home Loan Bank stock.

Included in other borrowings at December 31, 1997 are subordinated debentures, a line of credit, and treasury, tax and loan deposits. The subordinated debentures total $537,000 at December 31, 1997. Certain of the subordinated debentures are payable on demand, and may be repaid by the Company at a price equal to 100% of the principal balance plus accrued interest to date of redemption without penalty. Other subordinated debentures are payable in annual installments of $15,000 with interest payable semi-annually at prime (8.50% at December 31, 1997). The Company's line of credit is with a nonaffiliated institution bearing interest at prime minus 75 basis points (7.75% at December 31, 1997), payable quarterly. The outstanding balance at December 31, 1997 is $10,160,000 and the available balance is $4,840,000. This line matures on June 30, 2008 and is secured by all stock of the Company and its subsidiaries. Treasury, tax and loan deposits, which total $1,500,000 at December 31, 1997, are made by local businesses to be remitted to the government. Interest on these deposits is payable monthly at a rate of 5.28%.

In connection with the line of credit, the Company has agreed, among other covenants, to maintain earnings, reserves for credit losses, and capital at certain minimum levels. During 1997, the Company was in compliance with these covenants.

The Company's weighted-average interest rate on short-term borrowings as of December 31, 1997 and 1996 was 7.31% and 7.57%, respectively.

Principal maturities of borrowings outstanding as of December 31, 1997 are summarized as follows:

                                                    AMOUNT
                                            -----------------------
                                            (dollars in thousands)

               1998                                 $40,318
               1999                                     890
               2000                                      16
               2001                                   1,016
               2002                                       -
               Thereafter                                 -
                                            -----------------------
               Total                                $42,240
                                            =======================

8. TRUST PREFERRED SECURITIES

In November 1997, the Company issued, through a wholly owned subsidiary, Premier Capital Trust I (the "Trust"), 9.00% Cumulative Trust Preferred Securities ("Preferred Securities") with an aggregate liquidation amount of $28,750,000, which are redeemable at the option of the Company on or after December 31, 2007 or upon the occurrence of certain regulatory events. Holders of Preferred Securities are entitled to receive cumulative cash distributions, at the annual rate of 9.00% of the liquidation amount of $25.00 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears. The Company has guaranteed the payment of distributions and payments on liquidation of redemption of the Preferred Securities, but only in each case to the extent of funds held by the Trust.

The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, which consist solely of 9.00% Subordinated Debentures (the "Subordinated Debentures") issued by the Company to the Trust. The Subordinated Debentures bear interest at 9.00%, payable quarterly. The Subordinated Debentures are unsecured and are effectively subordinated to all existing and future liabilities of the Company. The Company has the right, at any time, so long as no event of default has occurred, to defer payments of interest on the Subordinated Debentures for a period not to exceed 20 consecutive quarters. Exercise of this right by the Company will result in the deferral of quarterly distributions on the Preferred Securities; however, interest will continue to accrue on the Subordinated Debentures and unpaid dividends accumulate on the Preferred Securities. The proceeds from the Preferred Securities qualifies as Tier I capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve. Federal Reserve guidelines for calculation of Tier I capital limit the amount of cumulative preferred stock which can be included in Tier I capital to 25% of total Tier I capital.

9. REDEEMABLE PREFERRED STOCK

Redeemable Preferred stock pays an 8% annual dividend which is cumulative but subordinate to the rights of trade creditors. Holders of the preferred shares will be entitled to redeem the shares on or after October 3, 2004. The Company has the right to redeem up to 20% of the preferred shares each year beginning on October 3, 1999.

10. EMPLOYEE BENEFIT PLANS

The Company has various defined-contribution employee benefit plans incorporating provisions of section 401(k) of the Internal Revenue Code. Generally, employees of the company must have from 60 days to one year of service to become eligible. Under the plans' provisions, a plan member may make contributions, on a tax-deferred basis, from 1% to 20% of total compensation not to exceed the maximum established annually by the Internal Revenue Service. The Company makes discretionary contributions and matching contributions in amounts ranging from 1% to 75% of total contributions by a plan member, to a maximum of between 4% and 6% of the employee's total calendar year compensation. Contributions to the plans charged to expense were $551,000, $215,000 and $152,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

11. STOCK OPTION PLANS

Stock options to purchase shares of the Company's common stock are issued under the following plans:

The Company has a Directors' Deferred Stock Unit Plan ("Unit Plan") which replaces the former Directors' Stock Option Plan. Under the Unit Plan, each eligible director can elect to defer payment of directors fees to be received as shares of the Company's common stock at 85% of the market price on the award date. A total of 225,000 shares of common stock have been reserved for issuance under the Unit Plan. Awards made under the Unit Plan are deemed to be immediately vested but cannot be exercised until the date the Director is no longer a board member.

The Company had a Directors' Stock Option Plan ("Directors' Plan") under which the Company could grant options to purchase shares of common stock to eligible directors. The purchase price of the stock was not less than the fair market value of the stock on the date the option was granted. Under the Directors' Plan, the number of shares issued did not to exceed an aggregate of 30,000 shares. The option period does not exceed ten years from the date of grant. All available options under the Plan have been granted.

The Company has a 1997 Stock Option Plan ("Employee Plan") under which the Company can grant options to purchase shares of common stock to certain key employees. The purchase price of the stock will not be less than the fair market value of such shares on the date the option is granted. Under the Employee Plan, the number of shares issued is not to exceed an aggregate of 1,125,000 shares. The option period will not exceed ten years from the date of grant.

The Company has a 1995 Stock Option Plan whereby the Company may grant incentive stock options and nonqualified stock options to certain key employees to purchase up to 112,500 shares of the Company's common stock at a price not less than the fair market value of such shares on the date the option is granted. The option period will not exceed ten years from the date of grant. All available options under the Plan have been granted.

The Company has a 1993 Employee Stock Option Plan whereby the Company can grant options to purchase an aggregate of 60,000 shares of common stock to certain key employees at a price not less than the fair market value of the stock on the date the option is granted. The option period will not exceed ten years from the date of grant. All available options under the Plan have been granted.

The Company has an Employee Stock Option Plan with 17,400 remaining common stock options available to grant to key employees. Option prices are determined by the Company's Stock Option Plan Committee, but cannot be less than 100% of the fair value of the Company's common stock on the date of the grant. The options expire in ten years from date of grant.

The Company has granted stock options in 1997 to an executive officer of the Company under an employment agreement. The agreement provides for the purchase of 58,500 shares of common stock. The exercise price is based on the book value of the Company's common stock at the date of exercise ($4.57 at December 31, 1997). The options are exercisable in 3,900 shares annual increments.

The Company has a nonqualified incentive stock option plan covering certain officers and employees under which options to purchase shares of the Company's common stock are granted at either the fair market value or the book value per share of the date of grant. Options may be granted upon the discretion to the Board of Directors, but must be exercised within ten years from the date of grant. Options were established for 66,825 shares of the Company's common stock.

During 1996, the Company's shareholders approved a fixed option plan which allows for a total of 118,800 options to be granted to members of the Board of Directors. The exercise price for each option shall be the greater of $8.33 per share or the book value per share of the stock at the date of grant.
Options are to be granted annually, based on Board service, and expire five years after the date of grant.

Information related to the various option plans has been restated for stock splits and is summarized as follows:

                                                                     DECEMBER 31
                                              1997                      1996                       1995
                                    ------------------------------------------------------------------------------
                                                   WEIGHTED                   WEIGHTED                 WEIGHTED
                                                    AVERAGE                    AVERAGE                  AVERAGE
                                                   EXERCISE                   EXERCISE                 EXERCISE
                                       NUMBER        PRICE       NUMBER         PRICE      NUMBER        PRICE
                                    ------------------------------------------------------------------------------
      Under option, beginning of
         year                          1,241,610      $3.39     1,130,761        $3.07      885,834       $3.46
           Granted                       428,309       7.95       126,495         6.27      257,504        4.02
           Exercised                    (397,380)      3.70       (14,290)        3.67         (389)       2.90
           Expired                        (4,554)      5.04        (1,356)        3.69      (12,188)       4.15
                                    ------------------------------------------------------------------------------
      Under option, end of year        1,267,985      $5.50     1,241,610        $3.39    1,130,761       $3.07
                                    ==============================================================================

                                                                                WEIGHTED     WEIGHTED AVERAGE
                                                                                 AVERAGE         REMAINING
                                                                                EXERCISE     CONTRACTUAL LIFE
                                             NUMBER            PRICE              PRICE          IN YEARS
                                          ------------------------------------------------------------------------
     Options outstanding, end of year          716,045     $1.78 -   3.86           3.03              5.91
                                               551,940       4.18 - 10.67           6.39              8.75
                                          --------------
                                             1,267,985
                                          ==============

     Options exercisable, end of year          657,101       $1.78 - 4.17           2.98              5.81
                                               200,527        4.18 - 8.33           6.11              6.60
                                          --------------
                                               857,628
                                          ==============

As permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" (Statement 123), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company recognized no compensation for stock-based employee compensation expense awards for the years ended December 31, 1997, 1996 and 1995.

If the Company had recognized compensation expense in accordance with Statement 123, net income and net income per share would have been as follows:

                                                   NET INCOME    NET INCOME PER    NET INCOME PER
                                                                     SHARE         SHARE (DILUTED)
                                                  -------------------------------------------------
                                                    (dollars in thousands, except per share data)
          DECEMBER 31, 1997
          As reported                                $18,077         $  0.74           $  0.72
          Stock based compensation, net of
             related tax effect                         (374)          (0.01)            (0.02)
                                                  -------------------------------------------------
          As adjusted                                $17,703         $  0.73           $  0.70
                                                  =================================================

          DECEMBER 31, 1996
          As reported                                $13,081         $  0.53           $  0.52
          Stock based compensation, net of
             related tax effect                         (150)             -              (0.01)
                                                  -------------------------------------------------
          As adjusted                                $12,931         $   .53           $  0.51
                                                  =================================================

          DECEMBER 31, 1995
          As reported                                $10,828         $  0.44           $  0.44
          Stock based compensation, net of
             related tax effect                          (80)           -                (0.01)
                                                  -------------------------------------------------
          As adjusted                                $10,748         $  0.44           $  0.43
                                                  =================================================

The per share weighted-average fair value of stock options granted during 1997, 1996 and 1995 was $3.06, $1.69, and $0.70, respectively, using the Black Scholes option-pricing model. The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following assumptions:

                                                          1997              1996             1995
                                                    ----------------------------------------------------
     Risk free interest rate                                   6.45%             6.45%            6.45%
     Expected life of the options                      7 - 10 Years      7 - 10 Years     7 - 10 Years
     Expected dividends (as a percent of the fair
        value of the stock)                                    1.00%             2.68%            3.85%
     Volatility                                               32.20%             9.73%           10.03%

12.  INCOME TAXES

Income tax expense (benefit) consists of the following:

                                                    CURRENT            DEFERRED             TOTAL
                                              ------------------------------------------------------------
                                                                (dollars in thousands)
     1997:
         Federal                                    $  9,582             $(1,369)              $8,213
         State                                         1,866                (711)               1,155
                                              ------------------------------------------------------------
     Total                                            11,448              (2,080)               9,368
                                              ============================================================
     1996:
         Federal                                       5,171                (395)               4,776
         State                                           912                 (70)                 842
                                              ------------------------------------------------------------
     Total                                             6,083                (465)               5,618
                                              ============================================================
     1995:
         Federal                                       4,155                 163                4,318
         State                                           732                  29                  761
                                              ------------------------------------------------------------
     Total                                             4,887                 192                5,079
                                              ============================================================

The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows in thousands:

                                                                      DECEMBER 31
                                                          1997           1996            1995
                                                     -----------------------------------------------
          Income taxes at statutory rate                 $9,497          $6,363          $5,412
          State tax, net of federal benefit                 566             175             196
          Tax-exempt interest income                       (517)           (462)           (358)
          Disallowed merger expenses                        430             142              36
          Valuation allowance adjustment                   (554)           (691)           (262)
          Other items, net                                  (54)             91              55
                                                     -----------------------------------------------
          Income tax expense                             $9,368          $5,618          $5,079
                                                     ===============================================

The components of deferred income taxes are as follows:

                                                                                DECEMBER 31
                                                                        1997                  1996
                                                                ---------------------------------------------
                                                                          (dollars in thousands)
     Deferred tax assets:
        Loan loss reserves                                                $2,378                $1,421
        Deferred compensation                                                160                   151
        Deferred loan fees, net of costs                                     246                     -
        Other real estate                                                    174                   155
        Non-accrual loans                                                     34                    26
        Investment securities available-for-sale                               -                   131
        Write-down of mutual funds                                            19                    19
        Net operating loss carryforward                                      713                   585
        Georgia tax credits carryforward                                     147                   240
        Pension                                                               64                    45
        Post-retirement benefits other than pensions                          70                    48
        Alternative minimum tax carryforwards                                589                   589
        Other                                                                 10                    19
        Valuation allowance                                                    -                  (554)
                                                                ---------------------------------------------
                                                                           4,604                 2,875
                                                                ---------------------------------------------
     Deferred tax liabilities:
        Depreciation and amortization                                      1,153                 1,105
        Deferred loan fees, net of cost                                        -                   122
        Investment securities available-for-sale                             444                     -
        Cash method accounting on certain receivables                          -                   144
        Other                                                                 34                    36
                                                                ---------------------------------------------
                                                                           1,631                 1,407
                                                                ---------------------------------------------
     Net deferred tax assets                                              $2,973                $1,468
                                                                =============================================

Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized. Accordingly, no valuation allowance has been recognized in 1997.

At December 31, 1997, the Company has available net operating loss carryforwards of approximately $762,000 and $7,561,000 for Federal and State income tax purposes, respectively. At December 31, 1997 the Company had AMT carryforwards of $1,630,000 and state income tax credit carryforwards of $2,455,000. If unused, the carryforwards will expire beginning in 2009. Utilization of the net operating loss carryforwards is subject to the separate return limitations and change of ownership rules of the Internal Revenue Code.

13.  COMMITMENTS AND CONTINGENCIES

The Company enters into firm commitments to sell at agreed upon prices mortgage loans which it has originated. The sales price for the loans is set based on market rates at the time the commitment is entered into. The Company generally has ten days after a mortgage loan closes in which to provide the investor with the loan documentation, at which time the investor will fund the loan. The investor bears the interest rate risk on the loan from the time of the commitment. The Company's risk is limited to specific recourse provisions within the agreement with the investor and its ability to provide the required loan documentation to the investor within the commitment period.

The Company sells mortgage loans to investors under various blanket agreements. Under the agreements, investors generally have a limited right of recourse to the Company for normal representations and warranties and, in some cases, for delinquencies within the first three to six months which lead to loan default and foreclosure. Management believes that the risk of loss to the Company as a result of these provisions is insignificant.

The Company enters into residential construction and commercial loan commitments in advance of closing to fund loans to its customers at locked-in interest rates in the normal course of business. These instruments, to the extent they are not covered by investor purchase commitments, involve credit and interest rate risk in excess of the amount recognized in the financial statements.

In the normal course of business, the Company enters into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unfunded mortgage loan commitments, residential construction and commercial loan commitments, commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                                                    DECEMBER 31
                                                                            1997                  1996
                                                                    ---------------------------------------------
                                                                              (dollars in thousands)
          Unfunded mortgage loan commitments                               $   17,643            $   20,000
          Construction and commercial real estate commitments                 135,807               117,399
          Standby letters of credit                                            81,500                72,802
                                                                    ---------------------------------------------
                                                                             $234,950              $210,201
                                                                    =============================================

Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

At December 31, 1997, the Company had agreements with unaffiliated institutions allowing it to sell participations in loans at the Company's option. The unused participation amount was $8,741,000 at December 31, 1997.

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's consolidated financial statements.

The Company leases office facilities and certain equipment under noncancelable lease agreements. Future minimum lease commitments at December 31, 1997 are summarized as follows:

          Year ending December 31,
          1998                                                     $1,385
          1999                                                      1,218
          2000                                                        993
          2001                                                        735
          2002                                                        675
          Thereafter                                                3,986
                                                            -------------------
                                                                   $8,992
                                                            ===================

Rental expense for the years ended December 31, 1997, 1996 and 1995 was $1,102,000, $825,000 and $179,000, respectively.

The Federal Reserve Board requires that banks maintain cash on hand and reserves in the form of average deposit balances at the Federal Reserve Bank based on their average deposits. The Company's average reserve requirement was $18,080,000 and $15,492,000 during 1997 and 1996, respectively.

14. CONCENTRATIONS OF CREDIT

The Company originates primarily commercial, residential, and consumer loans to customers in the greater metropolitan Atlanta area and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the metro Atlanta area.

A substantial portion of the Company's loan portfolio is secured by real estate. A substantial portion of these loans is secured by real estate in the Company's primary market area.

15. REGULATORY MATTERS

The banking and thrift subsidiaries of the Company are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $9,099,000 of retained earnings were available for dividend declaration without supervisory approval.

The Company and its banking and thrift subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiaries to maintain minimum amounts of capital. Management believes, as of December 31, 1997, the Company and its subsidiaries meet all capital adequacy requirements to which they are subject.

As of December 31, 1997, all but one of the Company's banking and thrift subsidiaries were well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and its subsidiaries must each maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events that management believes have changed the Company's or its subsidiaries' category.

The Company and its banking and thrift subsidiaries' actual capital amounts and ratios at December 31, 1997 and 1996 are as shown below: .

                                                                DECEMBER 31, 1997
                                      -----------------------------------------------------------------------
                                                                                            TO BE WELL
                                                                                        CAPITALIZED UNDER
                                                               FOR CAPITAL ADEQUACY     PROMPT CORRECTIVE
                                              ACTUAL                 PURPOSES           ACTION PROVISIONS
                                      ------------ ---------- ------------ ---------- ------------ ----------
                                        AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                      ------------ ---------- ------------ ---------- ------------ ----------
                                                              (dollars in thousands)
Total capital (to Risk Weighted
   Assets):
     Consolidated                       $161,140    18.23%       $70,715      8.00%      $88,394      10.00%
     Premier                              29,017    10.44%        22,229      8.00%       27,787      10.00%
     Milledgeville                        20,453    18.09%         9,039      8.00%       11,299      10.00%
     North Georgia                         7,377     8.97%         6,579      8.00%        8,223      10.00%
     Citizens                             13,768    10.20%        10,803      8.00%       13,504      10.00%
     Henry                                 6,412    11.51%         4,456      8.00%        5,570      10.00%
     Spalding                              5,821    14.01%         3,325      8.00%        4,156      10.00%
     Button                               23,907    14.83%        12,897      8.00%       16,121      10.00%
     Lanier                               10,018    17.40%         4,618      8.00%        5,772      10.00%
Tier I Capital (to Risk Weighted
   Assets):
     Consolidated                       $150,091    16.98%       $35,357      4.00%      $53,036       6.00%
     Premier                              26,370     9.47%        11,115      4.00%       16,672       6.00%
     Milledgeville                        19,021    16.59%         4,520      4.00%        6,779       6.00%
     North Georgia                         6,347     7.70%         3,289      4.00%        4,934       6.00%
     Citizens                             12,263     9.08%         5,401      4.00%        8,102       6.00%
     Henry                                 5,867    10.53%         2,228      4.00%        3,342       6.00%
     Spalding                              5,302    12.76%         1,663      4.00%        2,494       6.00%
     Button                               21,892    13.58%         6,449      4.00%        9,673       6.00%
     Lanier                                9,510    16.50%         2,309      4.00%        3,463       6.00%

                                                                DECEMBER 31, 1997
                                      ----------------------------------------------------------------------
                                                                                           TO BE WELL
                                                                                        CAPITALIZED UNDER
                                                               FOR CAPITAL ADEQUACY     PROMPT CORRECTIVE
                                              ACTUAL                 PURPOSES           ACTION PROVISIONS
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                        AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                                             (dollars in thousands)
Tier I Capital (to Average Assets):
     Consolidated                        150,091    13.47%        44,554      4.00%       55,693       5.00%
     Premier                              26,320     7.43%        14,163      4.00%       17,702       5.00%
     Milledgeville                        19,021    12.27%         6,200      4.00%        7,750       5.00%
     Citizens                             12,263     7.41%         6,621      4.00%        8,276       5.00%
     Henry                                 5,867     8.43%         2,785      4.00%        3,481       5.00%
     Spalding                              5,302     8.80%         2,410      4.00%        3,012       5.00%
     Button                               21,892    10.42%         8,406      4.00%       10,508       5.00%
     Lanier                                9,510    14.90%         3,463      4.00%        3,196       5.00%
Core Capital
   North Georgia                           6,347     6.73%         2,829      3.00%
Tangible Capital
   North Georgia                           6,347     6.73%         1,414      1.50%

                                                                DECEMBER 31, 1996
                                      ----------------------------------------------------------------------
                                                                                           TO BE WELL
                                                                                        CAPITALIZED UNDER
                                                               FOR CAPITAL ADEQUACY     PROMPT CORRECTIVE
                                              ACTUAL                 PURPOSES           ACTION PROVISIONS
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                        AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                                             (dollars in thousands)
Total capital (to Risk Weighted
   Assets):
     Consolidated                        $90,981    13.06%        $55,742    8.00%       $69,677   10.00%
     First Alliance Bank                  18,716    14.02%         10,680    8.00%        13,350   10.00%
     Premier                               6,221     8.57%          5,807    8.00%         7,259   10.00%
     Milledgeville                        19,064    20.00%          7,805    8.00%         9,757   10.00%
     North Georgia                         5,810    12.00%          3,946    8.00%         4,933   10.00%
     Citizens                             11,338    10.90%          8,315    8.00%        10,394   10.00%
     Henry                                 5,566    13.42%          3,318    8.00%         4,148   10.00%
     Spalding                              5,643    12.51%          3,609    8.00%         4,511   10.00%
     Button                               20,957    15.58%         10,764    8.00%        13,454   10.00%
     Lanier                                9,520    19.30%          3,956    8.00%         4,945   10.00%

                                                                DECEMBER 31, 1996
                                      ----------------------------------------------------------------------
                                                                                           TO BE WELL
                                                                                        CAPITALIZED UNDER
                                                               FOR CAPITAL ADEQUACY     PROMPT CORRECTIVE
                                              ACTUAL                 PURPOSES           ACTION PROVISIONS
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                        AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                      ------------ ----------- ----------- ---------- ----------- ----------
                                                             (dollars in thousands)
Tier I Capital (to Risk Weighted
   Assets):
     Consolidated                         82,271    11.81%         27,871    4.00%        41,806    6.00%
     First Alliance Bank                  17,044    12.74%          5,351    4.00%         8,027    6.00%
     Premier                               5,819     8.02%          2,902    4.00%         4,353    6.00%
     Milledgeville                        17,822    18.00%          3,903    4.00%         5,854    6.00%
     North Georgia                         5,187    11.00%          1,973    4.00%         2,960    6.00%
     Citizens                             10,303     9.90%          4,158    4.00%         6,236    6.00%
     Henry                                 5,216    12.58%          1,659    4.00%         2,488    6.00%
     Spalding                              5,113    11.33%          1,805    4.00%         2,708    6.00%
     Button                               19,268    14.32%          5,380    4.00%         8,070    6.00%
     Lanier                                8,902    18.00%          1,978    4.00%         2,967    6.00%
Tier I Capital (to Average Assets):
     Consolidated                         82,271     8.56%         38,445    4.00%        48,056    5.00%
     First Alliance Bank                  17,044     8.89%          7,669    4.00%         9,586    5.00%
     Premier                               5,819     6.86%          3,393    4.00%         4,241    5.00%
     Milledgeville                        17,822    12.00%          6,004    4.00%         7,505    5.00%
     Citizens                             10,303     6.70%          6,161    4.00%         7,702    5.00%
     Henry                                 5,216     9.94%          2,099    4.00%         2,624    5.00%
     Spalding                              5,113     8.39%          2,438    4.00%         3,047    5.00%
     Button                               19,268    10.72%          7,192    4.00%         8,991    5.00%
     Lanier                                8,902    15.00%          1,776    4.00%         2,960    5.00%
Core Capital
   Premier                                 5,819     5.85%          2,984    3.00%
   North Georgia                           5,187     7.00%          2,140    3.00%
Tangible Capital
   Premier                                 5,819     5.85%          1,492    1.50%
   North Georgia                           5,187     7.00%          1,070    1.50%

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

       CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD

       The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

       SECURITIES AVAILABLE-FOR-SALE

       Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

       LOANS

       For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values. The carrying amount of loans held for sale approximates fair value.

       DEPOSITS

       The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on such certificates.

       SECURITIES SOLD UNDER REPURCHASE AGREEMENTS, FEDERAL HOME LOAN BANK ADVANCES, TRUST PREFERRED SECURITIES AND OTHER BORROWINGS

       The fair values of Federal Home Loan Bank advances, Trust Preferred Securities and other borrowings are estimated using discounted cash flow methods based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair value of variable-rate other borrowings and securities sold under repurchase agreements approximate the carrying value.

       ACCRUED INTEREST

       The carrying amounts of accrued interest approximate their fair values.

       OFF-BALANCE-SHEET INSTRUMENTS

       Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value to the Company until such commitments are funded or closed. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

The estimated fair values of the Company's financial instruments were as follows:

                                                     DECEMBER 31, 1997               DECEMBER 31, 1996
                                               ---------------------------------------------------------------
                                                 CARRYING           FAIR        CARRYING            FAIR
                                                  AMOUNT           VALUE         AMOUNT            VALUE
                                               ---------------------------------------------------------------
                                                                   (dollar in thousands)
     Financial assets:
        Cash, due from banks,
          interest-bearing deposits in banks
          and Federal funds sold                $   111,493     $  111,493        $140,456         $140,456
        Securities available-for-sale               146,885        146,885         184,491          184,491
        Securities held-to-maturity                  46,003         46,147          32,467           32,527
        Loans                                       855,901        861,043         646,547          650,630
        Accrued interest receivable                   9,108          9,108           7,276            7,276
     Financial liabilities:
        Deposits                                  1,016,180      1,018,046         904,285          907,168
        Federal funds purchased and
          securities sold under repurchase
          agreements                                 27,168         27,168          15,364           15,364
        Federal Home Loan Bank advances               2,875          2,920           4,625            4,722
        Trust Preferred Securities                   28,750         28,750               -                -
        Other borrowings                             12,197         12,197          19,060           19,062
        Accrued interest payable                      7,239          7,239           6,051            6,051
        Preferred stock                               2,446          2,446           2,446            2,446

17. SHAREHOLDERS' EQUITY

The Company declared a three for two stock split on January 8, 1998 for shareholders of record as of January 23, 1998. All per share data presented for 1997, 1996 and 1995 has been restated to reflect the split.

On February 24, 1997, the Company declared a 1.8055 stock split for shareholders of record as of March 6, 1997. All per share data has been restated to reflect the split.

On August 31, 1996, the Company changed the par value of its common stock from five dollars to one dollar per share.

18. PARENT COMPANY SUPPLEMENTAL FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Premier Bancshares, Inc. at December 31, 1997 and 1996, and the supplemental statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995:

                     CONDENSED SUPPLEMENTAL BALANCE SHEETS

                                                                          1997               1996
                                                                    --------------------------------------
                                                                               (In Thousands)
        ASSETS
        Cash and cash equivalents                                          $ 24,378          $  1,981
        Investment in subsidiaries                                          117,740           101,825
        Securities available-for-sale                                           481                 -
        Other assets                                                          3,544             2,219
                                                                    --------------------------------------
        Total assets                                                       $146,143          $106,025
                                                                    ======================================

        LIABILITIES
        9.00% Subordinated debentures due 2027                             $ 29,701          $     77
        Other borrowings                                                          -             5,649
        Other liabilities                                                        74             1,464
                                                                    --------------------------------------
                                                                             29,775             7,190
        Redeemable preferred stock                                            2,446             2,446

        Shareholders' equity                                                113,922            96,389
                                                                    --------------------------------------
        Total liabilities and shareholders' equity                         $146,143          $106,025
                                                                    ======================================

                  CONDENSED SUPPLEMENTAL STATEMENTS OF INCOME

                                                1997                  1996                  1995
                                      -------------------------------------------------------------------
                                                            (dollar in thousands)
Income:
   Interest on deposits                         $   166               $    53              $ 1,201
   Interest and fees on loans                         -                     -                  424
   Dividends from subsidiaries                    7,078                 5,463                3,713
   Other income                                   1,101                    93                  401
                                      -------------------------------------------------------------------
                                                  8,345                 5,609                5,739
                                      -------------------------------------------------------------------

Expenses:
   Salaries and employee benefits                   284                    56                  911
   Interest                                         743                   392                  486
   Merger related expenses                          859                   468                    -
   Legal and professional                           186                    42                   80
   Other expenses                                   645                   621                  739
                                      -------------------------------------------------------------------
Total expenses                                    2,717                 1,579                2,216
                                      -------------------------------------------------------------------
Income before income tax benefits and
   equity in undistributed income of
   subsidiaries                                   5,628                 4,030                3,523

Benefit for income taxes                            840                   802                  483
                                      -------------------------------------------------------------------

Income before equity in undistributed
   income of subsidiary                           6,468                 4,832                4,006
Equity in undistributed income of
   subsidiary                                    11,609                 8,249                6,822
                                      -------------------------------------------------------------------
Net income                                      $18,077               $13,081              $10,828
                                      ===================================================================

                  CONDENSED SUPPLEMENTAL STATEMENTS OF INCOME

                                                       1997                  1996                   1995
                                            --------------------------------------------------------------------
                                                                  (dollar in thousands)
OPERATING ACTIVITIES
Net income                                           $ 18,077               $13,081               $10,828
Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
     Depreciation                                          13                    10                     7
     Amortization                                          10                    33                    30
     Undistributed income of                          (11,609)               (8,249)               (6,822)
       subsidiaries
     Gain on sale of subsidiary                          (757)                    -                     -
     Gain on sale of  thrift charter                     (297)                    -                     -
     Net increase in loans held for sale                    -                     -                  (457)
     Other                                             (1,428)                  521                   137
                                            --------------------------------------------------------------------
Net cash provided by operating                          4,009                 5,396                 3,723
   activities

INVESTING ACTIVITIES
Net increase in loans                                       -                     -                (1,647)
Purchase of premises and equipment                          -                (1,113)                    -
Investment in subsidiaries                             (1,889)               (1,684)               (7,739)
Proceeds from sale of subsidiary                          800                     -                     -
Proceeds from sale of premises and
   equipment                                                -                     -                    20
                                            --------------------------------------------------------------------
Net cash used in investing activities                  (1,089)               (2,797)               (9,366)

FINANCING ACTIVITIES
Net (decrease) increase in other                       (5,649)                1,879                 4,679
   borrowings
Dividends paid                                         (5,247)               (3,240)               (1,775)
Proceeds from exercise of stock options                 1,876                    53                     1
Purchase of treasury stock                             (1,142)                 (642)               (1,371)
Proceeds from common stock issued                           -                     -                 3,122
Proceeds from issuance of 9.00%
   Subordinated Debentures                             29,639                     -                     -
Payments to dissenting shareholders                         -                     -                  (268)
                                            --------------------------------------------------------------------
Net cash provided by (used in)
   financing activities                                19,477                (1,950)                4,388

Net increase (decrease) in cash                        22,397                   649                (1,255)
Cash at beginning of year                               1,981                 1,332                 2,587
                                            --------------------------------------------------------------------
Cash at end of year                                  $ 24,378               $ 1,981               $ 1,332
                                            ====================================================================